UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 31, 2008

(Date of earliest event reported)

LENOX GROUP INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11908

Delaware	13-3684956
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 944-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

          On October 31, 2008, the Board of Directors of Lenox Group Inc. (the “Company”) approved a scale-down plan (the “Plan”) for the Department 56 wholesale business which includes discontinuing its Everyday and Halloween product lines and most of its basic Christmas lines, as well as its Forchino collectible line.

          The Plan will be to focus the Company’s resources on lines that have potential to generate sustainable profits, such as Villages, Snowbabies, Classic Brands, Ebony Visions, Just the Right Shoe, Possible Dreams, Sandra Magsamen and a small assortment of Christmas products.

          The implementation of the Plan requires the elimination of 53 jobs over the next three months, including 30 employees at Department 56 headquarters in Eden Prairie, Minnesota, 7 employees at Department 56 offices in Petaluma, California, and 16 field sales and showroom employees. Affected employees will be provided with severance benefits which are estimated to cost approximately $1.1 million in the aggregate. In addition, there will be certain additional costs associated with the potential closing of certain Department 56 showrooms which are not determinable at this time. The implementation of the Plan is expected to be substantially completed by the end of 2008 and most of the costs will be charged as a restructuring expense.

          The Company is implementing the Plan for a variety of reasons, including (i) declining economic conditions, (ii) a shrinkage in the Company’s wholesale customer base in the gift and specialty channel, and (iii) the Company’s strategy to leverage its financial resources to support more profitable product lines and businesses. The plan does not involve any reductions on the Lenox, Dansk and Gorham side of the business.

          The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section. The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

FORWARD-LOOKING STATEMENTS

Any conclusions or expectations expressed in, or drawn from, the statements in this filing concerning matters that are not historical corporate financial results are “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements are based on management’s estimates, assumptions and projections as of today and are not guarantees of future performance. Such risks and uncertainties that could affect performance include, but are not limited to, the ability of the Company to: (1) manage the uncertainties associated with the scale-down of the Department 56 operations; (2) achieve revenue or cost synergies; (3) generate cash flow to pay off outstanding debt and remain in compliance with the terms of its credit facilities; (4) successfully complete its operational improvements, including improving inventory management and making the supply chain more efficient; (5) retain key employees; (6) maintain and develop cost effective relationships with foreign manufacturing sources; (7) maintain the confidence of and service effectively key wholesale customers; (8) manage currency exchange risk and interest rate changes on the Company’s variable debt; (9) identify, hire and retain quality designers, sculptors and artistic talent to design and develop products which appeal to changing consumer preferences; (10) successfully implement a strategic alternative, including a potential restructuring of the Company’s debt, and other actions to strengthen its balance sheet and reduce indebtedness; (11) forecast and react to consumer demand in a challenging economic environment; (12) raise capital in light of the delisting of our common stock from the New York Stock Exchange and (13) manage litigation risk in a cost effective manner. Actual results may vary materially from forward-looking statements and the assumptions on which they are based. The Company undertakes no obligation to update or publish in the future any forward-looking statements. Also, please read the bases, assumptions and factors set out in Item 1A in the Company’s Form 10-K for 2007 dated March 13, 2008 and in Item 1A in the Company’s Quarterly Reports on Form 10-Q that have been subsequently filed under the Securities Exchange Act of 1934 (“The Exchange Act”), all of which is incorporated herein by reference and applicable to the forward-looking statements set forth herein.

SIGNATURE

          Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENOX GROUP INC.

By:	/s/ Fred Spivak
Fred Spivak
Chief Operating and Financial Officer

Date: November 6, 2008